UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2009
ADVENTRX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6725 Mesa Ridge Road, Suite 100
San Diego, CA 92121
(Address of principal executive offices and zip code)
Not applicable
(Former name or former address if changed since last report)
Registrant’s telephone number, including area code: (858) 552-0866
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EX-3.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On September 29, 2009, ADVENTRX Pharmaceuticals, Inc. (the “Company”) entered into an engagement letter agreement with Rodman & Renshaw, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as exclusive placement agent for the Company on a best efforts basis in connection with a proposed offering by the Company of its securities.
     On October 6, 2009, the Company entered into a securities purchase agreement with investors, pursuant to which the Company agreed to sell an aggregate of 11,283 shares of its 4.25660% Series D Convertible Preferred Stock (“convertible preferred stock”) and warrants to purchase up to an aggregate of 19,800,000 shares of its common stock (“warrants”). The convertible preferred stock and the warrants were offered in units, with each unit consisting of one shares of convertible preferred stock and a warrant to purchase approximately 1,754.85 shares of common stock. The purchase price per unit is $1,000. An aggregate of 79,800,000 shares of the Company’s common stock are issuable upon conversion of the convertible preferred stock and exercise of the warrants.
     Subject to certain ownership limitations, the convertible preferred stock will be convertible at the option of the holder at any time into shares of our common stock at a conversion price of $0.18805 per share, and will accrue a 4.25660% dividend until October 9, 2020. In the event the convertible preferred stock is converted at any time prior to October 9, 2020, the Company will pay the holder of the converted convertible preferred stock an amount equal to the total dividend that would accrue on such convertible preferred stock, $468.23 per $1,000 principal amount of convertible preferred stock converted less dividends paid with respect to such converted convertible preferred stock before the relevant conversion date. The conversion price of the convertible preferred stock will be subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertible preferred stock will be subject to automatic conversion into shares of common stock upon the occurrence of a change in control of our company and we may become obligated to redeem the convertible preferred stock upon the occurrence of certain triggering events, including the material breach by us of certain contractual obligations to the holders of the convertible preferred stock, the occurrence of a change in control of our company, the occurrence of certain insolvency events relating to our company or the failure of our common stock to continue to be listed or quoted for trading on one or more specified United States securities exchanges.
     Subject to certain ownership limitations, the warrants will exercisable at any time after October 9, 2009 and on or before the fifth anniversary of their initial exercise date at an exercise price of $0.1468 per share of common stock, which was the closing price of the Company’s common stock on the NYSE Amex on October 5, 2009. The exercise price of the warrants and, in some cases, the number of shares issuable upon exercise are subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.
     The securities purchase agreement and the certificate of designation authorizing the convertible preferred stock include certain agreements and covenants for the benefit of the holders of the convertible preferred stock, including restrictions on the Company’s ability to amend its certificate of incorporation and bylaws, pay cash dividends or distributions with respect to its common stock or other junior securities, repurchase shares of its common stock or other junior securities and a requirement to use its reasonable best efforts to maintain the listing of its common stock on one or more specified United States securities exchanges.
     The convertible preferred stock, the warrants and the shares of common stock underlying the convertible preferred stock and warrants are being offered and will be issued and sold pursuant to the Company’s effective registration statement on Form S-1, as amended (File No. 333-160778) and the related prospectus supplement, filed with the Securities and Exchange Commission on October 6, 2009 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the related registration statement on Form S-1 (file No. 333- 162361). The net proceeds to the Company from the offering, after deducting placement agent fees and its estimated offering expenses, are expected to be approximately $10.4 million. The transaction is expected to close on October 9, 2009, subject to satisfaction of customary closing conditions. At the closing, 46.8%, or approximately $5,283,000, of the gross proceeds will be placed in an escrow account with a third party, which amount will be released to make dividend payments and any make-whole payments payable to the holders of the convertible preferred stock.
     Pursuant to the terms of the engagement letter agreement with the Placement Agent, assuming the sale of all of the shares of convertible preferred stock in the offering, the Company will pay the Placement Agent a fee equal to approximately $676,980 (6.0% of the gross proceeds from the sale of the securities). In addition, the Company will issue to the Placement Agent warrants to purchase up to that number of shares of common stock equal to 6.0% of the number of shares of common stock underlying the convertible preferred stock sold in the offering. Assuming the sale of all of the shares of convertible preferred stock in the offering, the compensation warrants to the placement agent will be exercisable for up to 3,600,000 shares of the Company’s common stock at an exercise price of $0.1835 per share. Subject to certain ownership limitations, the warrants will be exercisable at any time after the six-month anniversary of their date of issuance and on or before the fifth anniversary of their initial exercise date. The exercise price of the warrants and, in some cases, the number of shares issuable upon exercise are subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The Placement Agent’s warrants will include certain restrictions on transfer in accordance with FINRA regulations.
     The description of the certificate of designation, the convertible preferred stock, the warrants and the engagement letter above are incorporated herein by reference and are subject to, and qualified in their entirety by, the exhibits filed with the Company’s amendment to Registration Statement on Form S-1 on October 5, 2009 and incorporated herein by reference.
     A copy of the press release announcing the registered direct public offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On October 5, 2009, the Company filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company in order to increase the authorized shares of common stock from 200,000,000 to 500,000,000, with a corresponding increase in the total number of shares the Company is authorized to issue from 201,000,000 to 501,000,000. A copy of the Certificate of Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.
     On October 5, 2009, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of 4.25660% Series D Convertible Preferred Stock with the Secretary of State of the State of Delaware. The description of the certificate of designation and the convertible preferred stock contained in Item 1.01 above are incorporated herein by reference and are subject to, and qualified in their entirety by, the certificate of designation filed with the Company’s amendment to Registration Statement on Form S-1 on October 5, 2009 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.
Dated: October 7, 2009	By:	/s/ Patrick L. Keran
		Name:	Patrick L. Keran
		Title:	General Counsel and Vice President, Legal

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation

99.1	Press Release, dated October 6, 2009